UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2021

SCOPUS BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39788	82-1248020
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 300

New York, New York 10170

(Address of principal executive offices)

(212) 479-2513

(Registrant’s telephone number, including area code)

 N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SCPS	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 20, 2021, Scopus BioPharma Inc. (the “Company”) held its 2021 annual meeting of stockholders (the “Annual Meeting”). Set forth below are the proposals voted on at the Annual Meeting, and the preliminary voting results tabulated by First Coast Results, Inc. (“First Coast”), the independent inspector of elections for the Annual Meeting. These results are preliminary only and are subject to change based on the certification of the final voting results by First Coast. The Company will file an amendment to this Current Report on Form 8-K to disclose the final voting results of the Annual Meeting within four business days after receiving First Coast’s final certified report. The preliminary voting results on each of the proposals, as reported by First Coast, are as follows:

1.	Proposal 1: Election of two directors to serve as Class A directors on the Board to serve until the 2024 annual meeting of stockholders or until successors have been duly elected and qualified.

	For	Withhold	Broker Non-Votes
Raphael Hofstein, Ph.D.	6,956,230	83,753	-
David S. Battleman, M.D.	6,956,549	83,434	-
Mordechai Saar Hacham	8,276,505	95,999	-
Joshua Levine	8,276,338	96,166	-

2.	Proposal 2: Ratification of the appointment of Citrin Cooperman & Company, LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year

For	Against	Abstain	Broker Non-Votes
7,754,055	8,408,089	8,736	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOPUS BIOPHARMA INC.

Dated: December 27, 2021	By:	/s/ Joshua R. Lamstein
Joshua R. Lamstein
Chairman